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                                  BILL OF SALE

            KNOW ALL MEN BY THESE PRESENTS, that Texfi Industries, Inc., a Delaware corporation (the "Seller") for valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver unto Clarendon Holdings, LLC, a Delaware limited liability company (the "Buyer") all of the Seller's right, title and interest in, to and under its "Interest" as a "Member" in Rival Sport LLC, a Delaware limited liability company ("Rival"), as such terms are used and defined in the Limited Liability Company Agreement dated as of February 26, 1997 among the Seller and certain other parties, providing for the creation and operations of Rival.

            TO HAVE AND TO HOLD all and singular the said property to said Buyer and its successors and assigns, to their own use and behalf forever.

            IN WITNESS WHEREOF, the said Seller has executed these presents as of the 15th day of December, 1997.

                                    TEXFI INDUSTRIES, INC.


                                    By /s/ Dane L. Vincent
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